NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                                 1ST GENX, INC.
                             (a Nevada Corporation)
Notice is hereby given that the Special Meeting of Shareholders of 1st GENX, Inc., a Nevada corporation, (the Company) will be held October 16, 2001 at the hour of 11:00 AM at MGM Grand, Conference Center Room 103, 4701 Koval Lane, Las Vegas, NV 89109, to consider the following:

     1. Ratification of an Agreement and Plan of Reorganization signed by the Companys directors whereby the Company would acquire 100% of the capital stock of Oasis Information Systems, Inc., a Nevada corporation, in exchange for the issuance of 20,000,000 shares of authorized but unissued common stock and 3,000,000 shares of $1.00, convertible voting preferred stock.

     2. Based on the approval of the above shareholders will be asked to authorize an Amendment to the Articles of Incorporation changing the Corporate name to Oasis Information Systems, Inc.

     3. To elect directors for the coming year or until their successors are duly qualified. The following persons have been recommended:

1.       Jerry V. Tavitas
2.       Diane G. Terry
3.       Randy Walker

     4. Any other business that may properly come before the meeting or any adjournment thereof.


     There were 12,007,862 shares of common stock outstanding as of August 31, 2001 that would be eligible to vote in person or by proxy.

                                           By Order of the Board of Directors
         Dated September 12, 2001
                                           ____________________________
                                           Secretary